Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT

TO THE

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This FIRST AMENDMENT TO THE THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 13, 2008 (this “Amendment”), is among:

(i) CARDINAL HEALTH FUNDING, LLC, a Nevada limited liability company (the “Seller”);

(ii) GRIFFIN CAPITAL, LLC, a Nevada limited liability company (“Griffin” and, together with the Seller, the “Seller Parties” and each, a “Seller Party”);

(iii) RANGER FUNDING COMPANY LLC (“Ranger”), as a Conduit;

(iv) BANK OF AMERICA, N.A. (“BofA”), as the Related Financial Institution for Ranger and as the Managing Agent for Ranger’s Purchaser Group;

(v) WINDMILL FUNDING CORPORATION (“Windmill”), as a Conduit;

(vi) THE ROYAL BANK OF SCOTLAND PLC (as successor to ABN AMRO Bank N.V.) (“RBS”), as the Related Financial Institution for Windmill and as the Managing Agent for Windmill’s Purchaser Group;

(vii) VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit; and

(viii) THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMUNY”), as the Related Financial Institution for Victory, as Managing Agent for Victory’s Purchaser Group and as the Agent (in such capacity, the “Agent”).

Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the RPA (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, on November 19, 2007, the Seller Parties, Variable Funding Capital Company, LLC (“VFCC”), as a Conduit, Wachovia Bank, National Association (“Wachovia”), as the Related Financial Institution for VFCC, Wachovia Capital Markets, LLC (“WCM”), as initial Agent, Victory, as a Conduit, BTMUNY, as the Related Financial Institution for Victory and as the Managing Agent for Victory’s Purchaser Group, Windmill, as a Conduit, and RBS, as the Related Financial Institution for Windmill and as the Managing Agent for Windmill’s Purchaser Group, entered into that certain Third Amended and Restated Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “RPA”);

WHEREAS, immediately prior to the effectiveness of this Amendment, the parties hereto, VFCC, Wachovia and WCM entered into that certain Assignment and Assumption Agreement, dated as of the date hereof (the “Assignment and Assumption Agreement”), pursuant to which and on the terms and subject to the conditions set forth therein (i) VFCC assigned all of its rights and obligations as a Conduit under the RPA to Ranger, (ii) Wachovia assigned all of its rights and obligations as a Financial Institution under the RPA to BofA, (iii) Ranger and BofA appointed BofA as the Managing Agent for their Purchaser Group, (iv) WCM ceased to be the Agent and (v) the remaining Purchasers and Managing Agents appointed BTMUNY as Agent; and

WHEREAS, the parties hereto desire to amend the RPA as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the RPA. The RPA is amended as follows:

(a) Each reference in the RPA (and in any other Transaction Document) to WCM, acting in its capacity as Agent, is replaced with a reference to BTMUNY, acting in its capacity as Agent.

(b) Each reference in the RPA (and in any other Transaction Document) to ABN AMRO Bank N.V. (whether by reference to its full name or to “ABN”) is replaced with a reference to The Royal Bank of Scotland plc or “RBS”, as applicable. In addition, the defined terms “ABN” and “ABN Conduit” and the definitions thereof set forth in Exhibit I to the RPA are replaced with the following, respectively, and moved to appropriate alphabetical order:

“RBS” means The Royal Bank of Scotland plc, a limited liability company incorporated in Great Britain and registered under the laws of Scotland (as successor to ABN AMRO Bank N.V.), and its successors.

“RBS Conduit” means Windmill Funding Corporation and its successors.

(c) Section 1.2 of the RPA is amended by deleting the phrase “the Agent will promptly notify the Wachovia Conduit of such Purchase Notice,” and the phrase “the Agent shall send notice of the proposed Incremental Purchase to the Wachovia Conduit’s Related Financial Institutions and/or” where they appear therein.

(d) Section 1.3 of the RPA is amended by deleting the phrase “and the Agent will promptly notify each Purchaser in the Wachovia Conduit’s Purchaser Group of such Reduction Notice after the Agent’s receipt thereof” where it appears therein.

(e) Section 1.4 of the RPA is replaced in its entirety with the following:

Section 1.4 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement or any other Transaction Documents shall be paid or deposited (or such Seller Party shall initiate a payment or deposit and, if requested, will provide the Agent or any

Managing Agent the related wire confirmation number) in accordance with the terms hereof no later than 12:00 noon (New York time) on the day when due in immediately available funds, and if not received (or if such payment or deposit is not initiated) before 12:00 noon (New York time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser, they shall be paid to such Purchaser by wire transfer of immediately available funds in accordance with the “Wiring Instructions” specified for such Purchaser on Schedule A or in accordance with such other wiring instructions specified by such Purchaser (or its Managing Agent) in writing to each other party hereto. If such amounts are payable to the Agent, they shall be paid to the Agent with the “Wiring Instructions” specified for the Agent on Schedule A or in accordance with such other wiring instructions specified by the Agent in writing to each other party hereto. All computations of Yield, per annum fees or discount calculated as part of any CP Costs, per annum fees hereunder and per annum fees under any Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. If any amount hereunder or under any other Transaction Document shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(f) Sub-clause (a) in the first paragraph of Section 6.2 of the RPA is replaced in its entirety with the following: “(a) in the case of each such Incremental Purchase or Reinvestment, Servicer shall have delivered to the Agent and each Managing Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent and such Managing Agent, all Monthly Reports as and when due under Section 8.5 and all Weekly Reports and Daily Reports, if required, as and when due under Section 8.5;”.

(g) Section 7.1(j)(i) of the RPA is amended by deleting existing sub-clause (C) thereof in its entirety and renumbering existing sub-clauses (D), (E) and (F) thereof as sub-clauses (C), (D) and (E), respectively.

(h) Section 8.5(b) of the RPA is replaced in its entirety with the following:

(b) If on any date, less than two of S&P, Moody’s and Fitch are then maintaining senior unsecured long-term debt ratings on Cardinal of at least BBB- (as determined by S&P and Fitch) or Baa3 (as determined by Moody’s), then the Servicer shall prepare and forward to the Agent and each Managing Agent on the Tuesday of each week thereafter for the immediately preceding calendar week, a Weekly Report with respect to the calendar week most recently ended, which report shall be in addition to any required or requested Monthly Report. If on any date, less than two of S&P, Moody’s and Fitch are then maintaining senior unsecured long-term debt ratings on Cardinal of at least BB (as determined by S&P and Fitch) or Ba2 (as determined by Moody’s), the Servicer shall prepare and forward to the Agent and each Managing Agent on each Business Day thereafter, a Daily Report with respect to the immediately preceding Business Day or such other Business Day determined by the Agent, which report shall be in addition to any required or requested Monthly Report.

(i) Section 9.1(g)(i) of the RPA is replaced in its entirety with the following:

(i) (x) the Collections-to-Sales Ratio for such calendar month shall be less than 75% or (y) the Collections-to-Sales Ratios for each of such calendar month and the immediately preceding calendar month shall be less than 80%; or

(j) Section 10.2 of the RPA is replaced in its entirety with the following:

Section 10.2 Increased Cost and Reduced Return; Accounting Based Consolidation Events.

(a) If any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board (“FASB”), any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller will pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction, provided, however, that such fee, expense or increased cost is applicable generally to the class of institutions of which such Funding Source is a member. For the avoidance of doubt, if FASB Interpretation No. 46R, or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of any Conduit or Seller with the assets and liabilities of any Funding Source, such event shall constitute a circumstance on which such Funding Source may base a claim for reimbursement under this Section 10.2(a).

(b) Without limiting the generality of the forgoing clause (a), if after the date hereof, any Accounting Based Consolidation Event shall occur which is not the result of a Regulatory Change, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts as such Funding Source reasonably determines will compensate or reimburse such Funding Source for any resulting (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Funding Source, (ii) reduction in the rate of return on such Funding Source’s capital or reduction in the amount of any sum received or receivable by such Funding Source, or (iii) internal capital charge or other imputed cost determined by such Funding Source to be allocable to Seller or the transactions contemplated in this Agreement in connection therewith; provided, however, that in no event may any Funding Source (or the Agent on its behalf) claim or receive reimbursement or compensation for amounts under this Section 10.2(b) that would result in its total compensation (inclusive of Yield and fees) exceeding the total compensation that would have been payable to such Funding Source immediately prior to such Accounting Based Consolidation Event if it were a Related Financial Institution purchasing or committing to purchase Purchaser Interests pursuant to Section 1.2 of this Agreement. For the avoidance of doubt, the limitation set forth in the foregoing proviso shall not be construed to limit any Funding Source’s right to payment pursuant to Section 10.2(a) above. Amounts payable by Seller under this Section 10.2(b) may be demanded at any time without regard to the timing of issuance of any financial statement by any Conduit or by any Funding Source.

(k) Sub-clause (iii) of Section 12.1(b) of the RPA is replaced in its entirety with the following: “(iii) be approved by Seller (such approval not to be unreasonably withheld or delayed); provided, however, that no such approval of the Seller shall be required (A) in the case of an assignment by an Affected Financial Institution pursuant to Section 12.1(c), (B) in the event that Seller does not approve of the proposed Purchasing Financial Institution and Seller, the Agent, such Conduit and the selling Financial Institution fail to agree on an alternative funding entity within 15 days after the selling Financial Institution gives notice pursuant to this Section 12.1(b) of the proposed assignment or (C) if an Amortization Event or a Potential Amortization Event shall have occurred and is continuing.”

(l) Section 13.1 of the RPA is amended by deleting the parenthetical “(other than the Wachovia Conduit’s Purchaser Group)” where it appears therein.

(m) Section 14.1(b)(i) of the RPA is amended by replacing sub-clause (G) thereof in its entirety with “(G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Dilution Reserve,” “Carrying Cost Reserve,” “Aggregate Reserves,” “Dynamic Reserve” or “Reserve Floor”“.

(n) Section 14.5(b) of the RPA is amended by replacing the reference to “Wachovia” where it appears therein with a reference to “the Agent”.

(o) Section 14.13 of the RPA is replaced in its entirety with the following:

Section 14.13 Agent Roles. In addition to its role as Agent pursuant to Article XI, each of the Purchasers and Managing Agents acknowledges that the Person acting as Agent (or any Affiliate thereof) acts, or may in the future act, (i) as a Financial Institution or a Managing Agent party hereto, (ii) as administrative agent (or in a similar capacity) for a Conduit, Financial Institution or Managing Agent from time to time party hereto or for any other Person, (iii) as issuing and paying agent for certain Commercial Paper, (iv) to provide credit or liquidity enhancement for the timely payment for certain Commercial Paper and (v) to provide other services from time to time for a Conduit, Financial Institution or Managing Agent from time to time party hereto or for any other Person (collectively, the “Agent Roles”). Without limiting the generality of this Section 14.13, each Purchaser and each Managing Agent hereby acknowledges and consents to any and all Agent Roles and agrees that in connection with any Agent Role, the Person acting as Agent may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for a Conduit party hereto.

(p) The following defined terms and the definitions thereof set forth in Exhibit I to the RPA are deleted therefrom in their entirety:

(i) “Interim Monthly Report”;

(ii) “Net Dilution Percentage”;

(iii) “JPMC CHI Account”;

(iv) “Servicing Reserve”;

(v) “Wachovia”;

(vi) “Wachovia Bank”; and

(vii) “Wachovia Conduit”.

(q) The following new defined terms and definitions thereof are added to Exhibit I to the RPA in appropriate alphabetical order:

“Accounting Based Consolidation Event” means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of any Funding Source. An Accounting Based Consolidation Event shall be deemed to occur on the date any Funding Source shall acknowledge in writing that any such consolidation of the assets and liabilities of a Conduit shall occur.

“BofA” means Bank of America, N.A. and its successors.

“BofA Conduit” means Ranger Funding Company LLC and its successors.

“Carrying Cost Reserve” means, on any date of determination, an amount equal to the sum of (a) all accrued and unpaid Conduit Costs, Yield and fees and any other amounts payable by the Seller under the Fee Letters plus (b) the product of (i) the Carrying Cost Reserve Percentage multiplied by (ii) the Net Receivables Balance as of the close of business of the Servicer on such date.

“Carrying Cost Reserve Percentage” means, on any date of determination, a fraction (expressed as a percentage) (a) the numerator of which is the product of (i) 2.25 multiplied by (ii) the sum of (x) the Prime Rate then in effect plus (y) 5.00% multiplied by (iii) Days Sales Outstanding and (b) the denominator of which is 360.

“Days Sales Outstanding” means, on any date of determination, an amount (expressed in days) equal to the product of (a) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of the last day of the most recently ended calendar month by (ii) the aggregate Outstanding Balance of all Receivables that were originated during such calendar month multiplied by (b) 30.

“Dynamic Reserve” means, on any date of determination, an amount equal to the sum of (i) the Dilution Reserve plus (ii) the Loss Reserve.

“Loss Stress Factor” means, at any time, the “Loss Stress Factor” set forth in the table below corresponding to the Ratings Level in effect at such time and set forth in the table below.

Ratings Level	Loss Stress Factor
Ratings Level 1	2.25
Ratings Level 2	2.25
Ratings Level 3	2.50
Ratings Level 4	2.50

“Reserve Floor” means, on any date of determination, an amount equal to the product of (i) the Reserve Floor Percentage multiplied by (ii) the Net Receivables Balance as of the close of business of the Servicer on such date.

“Reserve Floor Percentage” means, on any date of determination, a percentage equal to the sum of (i) 21% plus (ii) the product of (x) the Expected Dilution Ratio multiplied by (y) the Dilution Horizon Ratio.

(r) The definition of “Aggregate Reserves” set forth in Exhibit I to the RPA is replaced in its entirety with the following:

“Aggregate Reserves” means, on any date of determination, an amount equal to the sum of (i) the greater of (x) the Reserve Floor and (y) the Dynamic Reserve plus (ii) the Carrying Cost Reserve.

(s) The definition of “Applicable Margin” set forth in Exhibit I to the RPA is amended by replacing the percentage “0.425%” where it appears therein with the percentage “2.50%”.

(t) The definition of “Collection Account” set forth in Exhibit I to the RPA is replaced in its entirety with the following:

“Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited, including, without limitation, any account established for the purposes of receiving Collections which are paid by automated clearing house (ACH) or wire transfer.

(u) The definition of “Collection Account Disclosure Letter” set forth in Exhibit I to the RPA is replaced in its entirety with the following:

“Collection Account Disclosure Letter” means that certain letter between the Seller and the Agent dated November 13, 2008 identifying, among other things, the Collection Banks and the Collection Accounts.

(v) The definition of “Default Fee” set forth in Exhibit I to the RPA is amended by replacing the percentage “2%” where it appears therein with the percentage “2.50%”.

(w) The definition of “Default Ratio” set forth in Exhibit I to the RPA is amended by replacing the phrase “the calendar month three calendar months prior to such calendar month” where it appears in clause (ii) thereof with the phrase “the calendar month that is four calendar months prior to such calendar month”.

(x) The definition of “Dilution Horizon Ratio” set forth in Exhibit I to the RPA is replaced in its entirety with the following:

“Dilution Horizon Ratio” means, as of the last day of any calendar month, a percentage equal to (i) the sum of (x) the aggregate gross sales of the Originators during the calendar month then most recently ended plus (y) 33% of the aggregate gross sales of the Originators during the calendar month immediately preceding the calendar month then most recently ended, divided by (ii) the Net Receivables Balance as of the last day of the most recently ended calendar month.

(y) The definition of “Dilution Reserve” set forth in Exhibit I to the RPA is amended by replacing the reference therein to “the Net Dilution Percentage” with “the Dilution Percentage”.

(z) The definition of “Dilution Stress Factor” set forth in Exhibit I to the RPA is replaced in its entirety with the following:

“Dilution Stress Factor” means, at any time, the “Dilution Stress Factor” set forth in the table below corresponding to the Ratings Level in effect at such time and set forth in the table below.

Ratings Level	Dilution Stress Factor
Ratings Level 1	2.25
Ratings Level 2	2.25
Ratings Level 3	2.50
Ratings Level 4	2.50

(aa) The definition of “Funding Source” set forth in Exhibit I to the RPA is replaced in its entirety with the following:

“Funding Source” means with respect to any Conduit (i) such Conduit’s Related Financial Institution(s), (ii) such Conduit’s related Managing Agent, (iii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to such Conduit, (iv) any agent, administrator or manager of such Conduit and (v) any bank holding company related to any of the foregoing.

(bb) The definition of “LIBO Rate” set forth in Exhibit I to the RPA is replaced in its entirety with the following:

“LIBO Rate” means, with respect to any Tranche Period and any Purchaser, the sum of (i) (a) either (x) the interest rate per annum designated as LIBOR for the Related Financial Institution for a period of time comparable to such Tranche Period that appears on the Reuters Screen LIBOR01 Page (or on any successor or substitute page thereof, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on the Reuters Screen LIBOR01 Page, as determined by the related Managing Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as of 11:00 a.m. (London, England time) on the second Business Day preceding the first day of such Tranche Period or (y) if a rate cannot be determined under clause (x) above, a rate per annum equal to the average (for purposes of this clause (y), rounded upwards, if necessary, to the nearest one-hundredth of a percentage point) of the rates per annum at which deposits in U.S. dollars in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period are offered to the principal London office of such Related Financial Institution by three London banks, selected by such Related Financial Institution in good faith, at about 11:00 a.m. London time on the second Business Day preceding the first day of such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against such Related Financial Institution in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period, plus (ii) the Applicable Margin. The LIBO Rate shall be rounded, if necessary, to the next higher  1/16 of 1%.

(cc) The definition of “Liquidity Termination Date” set forth in Exhibit I to the RPA is amended by replacing the date “November 17, 2008” where it appears therein with the date “November 12, 2009”.

(dd) The definition of “Loss Horizon Ratio” set forth in Exhibit I to the RPA is amended by replacing the words “the three most recently ended calendar months” where they appear in clause (i) thereof with “the four most recently ended calendar months”.

(ee) The definition of “Loss Percentage” set forth in Exhibit I to the RPA is replaced in its entirety with the following:

“Loss Percentage” means, at any time, a percentage equal to the product of (i) Loss Stress Factor multiplied by (ii) the Loss Ratio multiplied by (iii) the Loss Horizon Ratio.

(ff) The definition of “Prime Rate” set forth in Exhibit I to the RPA is amended by replacing the reference to “Wachovia Bank, N.A.” where it appears therein with a reference to “the Agent”.

(gg) The definition of “Required Notice Period” set forth in Exhibit I to the RPA is amended by replacing each reference to the amount “$320,000,000” therein with a reference to the amount “$250,000,000”.

(hh) Each of Exhibit II, Exhibit IX, Exhibit XI, Exhibit XII, Schedule A and Schedule C to the RPA is replaced in its entirety with new Exhibit II, Exhibit IX, Exhibit XI, Exhibit XII, Schedule A and Schedule C, respectively, attached hereto.

SECTION 2. Representations and Warranties.

On the date hereof, each Seller Party hereby represents and warrants (as to itself) to the Purchasers, the Managing Agents and the Agent that:

(a) after giving effect to this Amendment, no event or condition has occurred and is continuing which constitutes an Amortization Event or Potential Amortization Event;

(b) after giving effect to this Amendment, the representations and warranties of such Seller Party set forth in the RPA and each other Transaction Document are true and correct as of the date hereof, as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

(c) this Amendment constitutes the valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms.

SECTION 3. Conditions to Effectiveness.

This Amendment shall become effective as of the date hereof upon (i) receipt by the Agent of counterparts of this Amendment, duly executed by each of the parties hereto, (ii) receipt by the Agent of each other agreement, writing and opinion reliance letter listed on Exhibit A and (iii) receipt by each Managing Agent of the “Structuring Fee” payable by the Seller to such Managing Agent’s Purchaser Group under such Purchaser Group’s Fee Letter (as amended and restated on the date hereof).

SECTION 4. Counterparts; Delivery.

This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5. Effect of Amendment; Ratification.

Except as specifically amended and waived hereby, the RPA is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the RPA (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the RPA, shall be deemed to be references to the RPA as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the RPA other than as specifically set forth herein.

SECTION 6. GOVERNING LAW.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

SECTION 7. Section Headings.

The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the RPA or any provision hereof or thereof.

[Signatures pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CARDINAL HEALTH FUNDING, LLC,
as Seller

By:	/s/ Jeffery W. Proctor
Name:	Jeffery W. Proctor
Title:	President

GRIFFIN CAPITAL, LLC, as Servicer

By:	/s/ Jeffery W. Proctor
Name:	Jeffery W. Proctor
Title:	President

First Amendment to the Third Amended and

Restated Receivables Purchase Agreement

RANGER FUNDING COMPANY LLC,
as a Conduit

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

BANK OF AMERICA, N.A., as Related Financial Institution for Ranger

By:	/s/ Leif E. Rauer
Name:	Leif E. Rauer
Title:	Vice President

BANK OF AMERICA, N.A., as Managing Agent for Ranger’s Purchaser Group

By:	/s/ Leif E. Rauer
Name:	Leif E. Rauer
Title:	Vice President

First Amendment to the Third Amended and

Restated Receivables Purchase Agreement

WINDMILL FUNDING CORPORATION,
as a Conduit

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as Related Financial Institution for Windmill

	By:	Greenwich Capital Markets, Inc., as agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as Managing Agent for Windmill’s Purchaser Group

	By:	Greenwich Capital Markets, Inc., as agent

By:	/s/ David Viney
Name:	David Viney
Title:	Managing Director

First Amendment to the Third Amended and

Restated Receivables Purchase Agreement

VICTORY RECEIVABLES CORPORATION,
as a Conduit

By:	/s/ Louie E. Colby
Name:	Louie E. Colby
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Related Financial Institution for Victory

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Managing Agent for Victory’s Purchaser Group

By:	/s/ Van Dusenbury
Name:	Van Dusenbury
Title:	Senior Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Agent

By:	/s/ Van Dusenbury
Name:	Van Dusenbury
Title:	Senior Vice President

First Amendment to the Third Amended and

Restated Receivables Purchase Agreement

Acknowledged and Agreed to by:

CARDINAL HEALTH, INC. , as Performance Guarantor

By:	/s/ Linda S. Harty
Name:	Linda S. Harty
Title:	Executive Vice President and Treasurer

First Amendment to the Third Amended and

Restated Receivables Purchase Agreement

EXHIBIT A

CLOSING INDEX

THE CARDINAL HEALTH FUNDING, LLC SECURITIZATION

RESTRUCTURING AND RENEWAL

Closing Date: November 13, 2008

Parties & Abbreviations:

BoA	Bank of America, N.A.
BTMU	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
Cardinal	Cardinal Health, Inc., an Ohio corporation
Cardinal 2	Cardinal Health 2, Inc.
CH-110	Cardinal Health 110, Inc., a Delaware corporation
CH-411	Cardinal Health 411, Inc., an Ohio corporation
Funding	Cardinal Health Funding, LLC, a Nevada limited liability company
Griffin	Griffin Capital, LLC, a Nevada limited liability company
JPM	JPMorgan Chase Bank, N.A.
K&L	Kolesar & Leatham, Chtd.
L&W	Latham & Watkins LLP
MB	Mayer Brown LLP
PNC	PNC Bank, National Association
Ranger	Ranger Funding Company LLC
RBS	The Royal Bank of Scotland plc (as successor to ABN AMRO Bank N.V.)
VFCC	Variable Funding Capital Company
Victory	Victory Receivables Corporation
Wachovia	Wachovia Bank, National Association
WCM	Wachovia Capital Markets, LLC
Windmill	Windmill Funding Corporation

Ex. A-1

Document	Signatures Needed
A. DOCUMENTS
1. Assumption and Assignment Agreement	Cardinal Griffin Funding VFCC Wachovia WCM Ranger BoA Windmill RBS Victory BTMU

2. First Amendment to the Third Amended and Restated Receivables Purchase Agreement	Funding Griffin Ranger BoA Windmill RBS Victory BTMU Cardinal

3. Reaffirmation of Performance Guaranty	Cardinal

4. Assignment and Assumption of Deposit Account Control Agreement with Wachovia, Bank, National Association	Wachovia (as Depositary Bank) WCM BTMU

5. Deposit Account Control Agreement Assignment and Assumption Agreement relating to the Five Party Agreement Relating to Lockbox Services with Bank of America, N.A.	WCM Funding Griffin BTMU BoA (as depositary bank)

6. Deposit Account Control Agreement Assignment, Assumption and Amendment Agreement relating to the Amended and Restated Collection Account Agreement with PNC Bank, National Association	WCM Funding Griffin Cardinal CH-110 PNC BTMU

7. Second Amendment to Cash Management Agreement	Cardinal Griffin CH-411 CH-110 Funding Cardinal 2 BTMU RBS BoA

Ex. A-2

Document	Signatures Needed
8. Collection Account Disclosure Letter	Funding BTMU

9. Amended and Restated Fee Letter for BTMU and Victory	Funding BTMU Victory

10. Amended and Restated Fee Letter for RBS and Windmill	Funding RBS Windmill

11. Amended and Restated Fee Letter for BoA and Ranger	Funding BoA Ranger

12. Power of Attorney in favor of BTMU	Funding

D. LEGAL OPINIONS
13. Reliance Letter by L&W	L&W

14. Reliance Letter by K&L	K&L

15. Reliance Letter(s) by Cardinal in house counsel	Cardinal’s In-House Counsel

E. CORPORATE DOCUMENTS AND CERTIFICATES
16. Secretary Certificate of Funding as to:	Funding
a. Resolutions of the Board of Directors
b. Certificate of Incorporation
c. By-laws
d. Incumbency and Signature

17. Secretary Certificate of Griffin as to:	Griffin
a. Resolutions of the Board of Directors
b. Certificate of Incorporation
c. By-laws
d. Incumbency and Signature

18. Secretary Certificate of CH-110 as to:	CH-110
a. Resolutions of the Board of Directors
b. Certificate of Incorporation
c. By-laws
d. Incumbency and Signature

19. Secretary Certificate of CH-411 as to:	CH-411
a. Resolutions of the Board of Directors
b. Certificate of Incorporation
c. By-laws
d. Incumbency and Signature

Ex. A-3

Document	Signatures Needed
20. Secretary Certificate of Cardinal as to:	Cardinal
a. Resolutions of the Board of Directors
b. Certificate of Incorporation
c. By-laws
d. Incumbency and Signature

21. Good standing certificate for Funding from Nevada	N/A

22. Good standing certificate for Griffin from Nevada	N/A

23. Good standing certificate for CH-110 from Delaware	N/A

24. Good standing certificate for CH-411 from Ohio	N/A

25. Good standing certificate for Cardinal from Ohio	N/A

26. Compliance Certificate of Funding in the form of Exhibit V to the Third Amended and Restated Receivables Purchase Agreement	CH-411 CH-110 Funding Griffin

F. MISCELLANEOUS DOCUMENTS
27. UCC-3 for all filings listed in Exhibit A pertaining to Cardinal Health Funding, LLC changing secured party of record from WCM to BTMU	N/A

28. UCC-3 for all filings listed in Exhibit A pertaining to Griffin Capital, LLC changing secured party of record from WCM to BTMU	N/A

Ex. A-4

Document	Signatures Needed
29. UCC-3 for all filings listed in Exhibit A pertaining to Cardinal Health 411, Inc. changing secured party of record from WCM to BTMU	N/A

30. UCC-3 for all filings listed in Exhibit A pertaining to Cardinal Health 410, Inc. changing secured party of record from WCM to BTMU	N/A

31. UCC-3 continuation statement, continuing financing statement #2004016520-0 filed 5/25/2004 with the Secretary of State of Nevada (do not file before 11/26/2008)	N/A

32. UCC-3 continuation statement, continuing financing statement #2004016603-6 filed 5/25/2004 with the Secretary of State of Nevada (do not file before 11/26/2008)	N/A

33. UCC-3 continuation statement, continuing financing statement #41446121 filed 5/25/2004 with the Secretary of State of Delaware (do not file before 11/26/2008)	N/A

34. “Bring Down” lien searches against Cardinal Health Funding, LLC, beginning 10/8/2007 from (i) Secretary of State, Nevada (UCC, Federal tax liens), (ii) Clark County, NV (Federal/State tax liens, judgment liens at County Recorder and local litigation at District Court), (iii) US Bankruptcy Court, Nevada District (bankruptcy) and (iv) US District Court, Nevada District (Federal litigation).

N/A

35. “Bring Down” lien searches against Griffin Capital, LLC, beginning 10/8/2007 from (i) Secretary of State, Nevada (UCC, Federal tax liens), (ii) Clark County, NV (Federal/State tax liens, judgment liens at County Recorder and local litigation at District Court), (iii) US Bankruptcy Court, Nevada District (bankruptcy) and (iv) US District Court, Nevada District (Federal litigation).

N/A

36. “Bring Down” lien searches against Cardinal Health 411, Inc., beginning 10/31/2007 from (i) Secretary of State, OH (UCC), (ii) Delaware County, OH (Federal tax liens at County Recorder, State tax liens, judgment liens and local litigation at Court of Common Pleas), (iii) Franklin County, OH (Federal tax liens at County Recorder, State tax liens, judgment liens and local litigation at Court of Common Pleas), (iv) US Bankruptcy Court, Southern District, OH (bankruptcy) and (v) US District Court, Southern District, OH (Federal litigation)

N/A

37. “Bring Down” lien searches against Cardinal Health 110, Inc., beginning 9/6/2007 from (i) Secretary of State, Delaware (UCC, Federal tax liens), (ii) New Castle County, DE (Federal tax liens at Recorder of Deeds, State tax liens at prothonotary, local litigation at Superior and Chancery courts, judgment liens at prothonotary), (iii) US Bankruptcy Court, Delaware District (Bankruptcy) and (iv) US District Court, Delaware District (Federal litigation)

N/A

Ex. A-5

EXHIBIT A TO CLOSING INDEX

Debtor: Cardinal Health Funding, LLC (A Nevada LLC)

Jurisdiction	Original Financing Statement Number/Date of Filing	Assignment Number/Date of Filing
Secretary of State-Nevada	0010231 7/5/2000	2007038528-8 11/19/2007

Secretary of State-Nevada	2003014202-2 5/23/2003	2007038527-6 11/19/2007

Secretary of State-Nevada	2004016520-0 5/25/2004	2007038526-4 11/19/2007

Secretary of State-Nevada	2004030249-2 10/4/2004	2007038525-2 11/19/2007

Secretary of State-Nevada	2006036964-8 11/6/2006	2007038524-0 11/19/2007

Secretary of State-Nevada	2008025580-5 8/15/2008	N/A (New filing identical to 2003014202-2 filed 5/23/2003)

Debtor: Griffin Capital, LLC (a Nevada LLC)

Jurisdiction	Original Financing Statement Number/Date of Filing	Assignment Number/Date of Filing
Secretary of State-Nevada	0010230 7/5/2000	2007038522-6 11/19/2007

Secretary of State-Nevada	2002017712-4 7/3/2002	2007038519-9 11/19/2007

Secretary of State-Nevada	2002017713-6 7/3/2002	2007038523-8 11/19/2007

Secretary of State-Nevada	2004016603-6 5/25/2004	2007038520-2 11/19/2007

Secretary of State-Nevada	2004030250-5 10/4/2004	2007038521-4 11/19/2007

Debtor: Cardinal Health 411, Inc. (an Ohio corporation)

Jurisdiction	Original Financing Statement Number/Date of Filing	Assignment Number/Date of Filing

Ex. A-6

Secretary of State-Ohio	OH00116501041 6/21/2007	20073250272 11/19/2007

Debtor: Cardinal Health 110, Inc. (a Delaware corporation)

Jurisdiction	Original Financing Statement Number/Date of Filing	Assignment Number/Date of Filing
Secretary of State-Delaware	0042114 7/5/2000	2007 4406798 11/19/2007

Secretary of State-Delaware	20084867 1/11/2002	2007 4406822 11/19/2007

Secretary of State-Delaware	20085260 1/11/2002	2007 4406863 11/19/2007

Secretary of State-Delaware*	41446121 5/25/2004	2007 4406897 11/19/2007

*	This filing, until the 11/19/07 assignment, still in name of Bank One, N.A. (Main Office Chicago), as Agent

Ex. A-7

EXHIBIT II

FORM OF PURCHASE NOTICE

[Date]

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent and a Managing Agent

12th Floor

1251 Avenue of the Americas

New York, NY 10020

Attention: Hermina Batson

The Royal Bank of Scotland plc, as a Managing Agent

540 West Madison Street, 27th Floor

Chicago, IL 60661

Attention: Kristina Neville, Sheila Brooks & Sharon Jones

Bank of America, N.A., as a Managing Agent

NC1-027-19-01

214 North Tryon Street

Charlotte, NC 28255

Attention: Nina Stevenson

                                         Re: PURCHASE NOTICE

Ladies and Gentlemen:

Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007, as amended, by and among Cardinal Health Funding, LLC, a Nevada limited liability company (the “Seller”), Griffin Capital, LLC, as Servicer, the Financial Institutions, the Conduits, the Managing Agents and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent (the “Receivables Purchase Agreement”). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.

Each of the Agent and each Managing Agent is hereby notified of the following Incremental Purchase:

Purchase Price:	$

Ex. II-1

Portion of the Purchase Price Payable by the BofA Conduit’s Purchaser Group:[1]	$

Portion of Purchase Price Payable by the BTMU Conduit’s Purchaser Group:[2]	$

Portion of Purchase Price Payable by the RBS Conduit’s Purchaser Group:[3]	$

Date of Purchase:

Requested Discount Rate:	[LIBO Rate] [Prime Rate] [Pooled Commercial Paper rate] [Special Pooled Commercial Paper rate]

Requested Tranche Period:	[ ]

Please credit the Purchase Price in immediately available funds to our Facility Account [and then wire-transfer the Purchase Price in immediately available funds on the above-specified date of purchase to]:

[Account Name]

[Account No.]

[Bank Name & Address]

[ABA #]

Reference:

Telephone advice to: [Name] @ tel. no. ( )

Please advise [Name] at telephone no. ( )                          if any Conduit will not be making this purchase.

In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date”), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):

(i) the representations and warranties of the Seller set forth in Section 5.1 and 5.2 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;

[1]	This amount will be equal to the BofA Conduit’s Pro Rata Share of the Purchase Price specified above.
[2]	This amount will be equal to the BTMU Conduit’s Pro Rata Share of the Purchase Price specified above.
[3]	This amount will be equal to the RBS Conduit’s Pro Rata Share of the Purchase Price specified above.

Ex. II-2

(ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;

(iii) the Amortization Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and

(iv) the amount of Aggregate Capital is $                     after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours,

CARDINAL HEALTH FUNDING, LLC

By:
Name:
Title:

Address:

Ex. II-3

EXHIBIT IX

FORM OF MONTHLY REPORT

(Attached)

Ex. IX-1

EXHIBIT XI

FORM OF REDUCTION NOTICE

                    , 20

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent and a Managing Agent

12th Floor

1251 Avenue of the Americas

New York, NY 10020

Attention: Hermina Batson

The Royal Bank of Scotland plc, as a Managing Agent

540 West Madison Street, 27th Floor

Chicago, IL 60661

Attention: Kristina Neville, Sheila Brooks & Sharon Jones

Bank of America, N.A., as a Managing Agent

NC1-027-19-01

214 North Tryon Street

Charlotte, NC 28255

Attention: Nina Stevenson

Ladies and Gentlemen:

The undersigned,                                         , refers to the Third Amended and Restated Receivables Purchase Agreement, dated as of November 19, 2007, as amended (the “Receivables Purchase Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, Griffin Capital, LLC, as Servicer ( “Servicer”), certain Conduits party thereto, certain Financial Institutions parties thereto, certain Managing Agents party thereto and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Agent for such Conduits and Financial Institutions (the Conduits and the Financial Institutions, collectively, the “Purchasers”). Pursuant to Section 1.3 of the Receivables Purchase Agreement, the undersigned hereby irrevocably notifies you that it will repay [all] [a portion] of the Capital outstanding under the Receivables Purchase Agreement and in that connection sets forth below the information relating to such repayment (the “Proposed Reduction”):

The Business Day of the Proposed Reduction is                     , 20    .

The total amount of the Proposed Reduction is                                         .

The Pro Rata Share of the Proposed Reduction for each Conduit is:

for Ranger Funding Company LLC;
for Victory Receivables Corporation; and
for Windmill Funding Corporation.

Ex. XI-1

The Pro Rata Share of the Proposed Reduction for each Financial Institution is:                                          for BofA,                                          for BTMU and                                          for RBS.

On the date of the Proposed Reduction, the Seller shall pay to each relevant Purchaser(s), an amount equal to (i) such Purchaser’s Pro Rata Share of the outstanding Capital described above, plus (ii) all Broken Funding Costs (if any), plus (iii) all other amounts payable to the Agent or any Purchaser under the Transaction Documents.

Very truly yours,

CARDINAL HEALTH FUNDING, LLC

By:
Name:
Title:
Address:

Ex. XI-2

EXHIBIT XII

[Reserved]

Ex. XII-1

SCHEDULE A

COMMITMENTS, CONDUIT PURCHASE LIMITS, WIRING INSTRUCTIONS, RELATED FINANCIAL INSTITUTIONS AND MANAGING AGENTS

Financial Institutions, Commitments and Wiring Instructions

for Financial Institutions

Financial Institution	Commitment	Wiring Instructions for Payments to Financial Institutions (Wiring instructions for payments to Conduits are on the following page)
Bank of America, N.A., with respect to Ranger Funding Company LLC	$306,000,000

For any up-front or closing fees, to the following account:

Bank: Bank of America

Benf: Asset Securitization Wire Clearing

ABA: 026-009-593

A/c# 109360-0656600

Ref: Cardinal Health / Upfront

Attn: Sean Walsh

For any other payments, to the account specified for Ranger Funding Company, LLC on the following page.

The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, with respect to Victory Receivables Corporation	$306,000,000	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch ABA#: 026-00963-2 A/C #: 97770191 Attn: Loan Operations Group Ref: Cardinal Health

The Royal Bank of Scotland plc, with respect to Windmill Funding Corporation	$255,000,000	ABN AMRO Bank, N.V. New York, New York ABA#: 026 0095 80 A/C Name: Windmill Funding Corporation A/C#: 451118894850 Ref: Cardinal Health Funding LLC

Sch. A-1

Conduit Purchase Limits, Wiring Instructions for Conduits and Related Financial Institutions of Conduits

Conduit	Conduit Purchase Limit	Wiring Instructions for Conduits	Related Financial Institution
Ranger Funding Company LLC	$300,000,000

Ranger Funding Company LLC

Bank: Deutsche Bank (New York, NY)

Benf: DTBCA as Agent for Ranger Funding

ABA: 021 001 033

A/C Name:

A/C# 00 384 710

Ref: Cardinal Health / Ongoing Fees

Attn: Orinthia Skeete

			Bank of America, N.A.

Victory Receivables Corporation	$300,000,000	Deutsche Bank Trust Company Americas ABA #: 021-001-033 A/C Name: Corporate Trust & Agency Services A/C No.: 01419647 Ref: Victory Receivables / Cardinal Health	The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch

Windmill Funding Corporation	$250,000,000	ABN AMRO Bank, N.V. New York, New York ABA#: 026 0095 80 A/C Name: Windmill Funding Corporation A/C #: 451118894850 Ref: Cardinal Health Funding LLC	The Royal Bank of Scotland plc

Sch. A-2

Managing Agents

Purchasers	Managing Agent
Ranger Funding Company LLC, as Conduit Bank of America, N.A., as Financial Institution	Bank of America, N.A.

Victory Receivables Corporation, as Conduit The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, as Financial Institution	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

Windmill Funding Corporation, as Conduit The Royal Bank of Scotland plc, as Financial Institution	The Royal Bank of Scotland plc

Purchaser Groups

Ranger Funding Company LLC, as Conduit Bank of America, N.A, as Financial Institution and as Managing Agent

Victory Receivables Corporation, as Conduit

The Bank of Tokyo-Mitsubishi UFJ, Ltd., acting through its New York Branch, as Financial Institution

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Managing Agent

Windmill Funding Corporation, as Conduit The Royal Bank of Scotland plc, as Financial Institution and as Managing Agent

Sch. A-3

Agent and Wiring Instructions for the Agent

Agent	Wiring Instructions for Agent
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch ABA#: 026-00963-2 A/C #: 97770191 Attn: Loan Operations Group Ref: Cardinal Health

Sch. A-4

SCHEDULE C

NOTICE ADDRESSES

Seller:	Cardinal Health Funding, LLC 7660 W. Cheyenne Avenue
Suite 113
Las Vegas, Nevada 89129
Attention: Sharon Hasselbach

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Assistant General Counsel - Finance or, for purposes of Sections 3.3 and 4.2 only, Treasury (Fax No. 614/652-8639)

Servicer:	Griffin Capital, LLC 7660 W. Cheyenne Avenue
Suite 113
Las Vegas, Nevada 89129
Attention: Sharon Hasselbach

with a copy to:
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attention: Assistant General Counsel - Finance

BofA:	Bank of America, N.A.
NC1-027-19-01
214 North Tryon Street
Charlotte, NC 28255
Attn: Nina Stevenson
Fax: 212-548-8891

Sch. C-1

BofA Conduit:	Ranger Funding Company LLC
c/o AMACAR Group, L.L.C.
6525 Morrison Blvd., Suite 318
Charlotte, North Carolina 28211
Attn: Ms. Evelyn Echevarria
Fax: (704) 365-1362

(with a copy to BofA)

BTMUNY and BTMU:	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas, 12th Floor
New York, NY 10020
Attn: Hermina Batson
Fax: (212) 782-6998

BTMU Conduit:	Victory Receivables Corporation
c/o The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, NY 10020
Attn: Aditya Reddy
Fax: (212) 782-6448

(with a copy to BTMUNY)

RBS:

The Royal Bank of Scotland plc

540 W. Madison St., 27th floor

Chicago, IL 60661

Attn: Kristina Neville

Fax: 312-338-0140

(with a copy of any Purchase Notices or Reduction Notices to the RBS Conduit at its address below)

RBS Conduit:	Windmill Funding Corporation
c/o The Royal Bank of Scotland plc
540 West Madison Street, 27th Floor
Chicago, Illinois 60661
Attention: Sheila Brooks / Sharon Jones
Fax: 312-601-3616

(with a copy to RBS)

Sch. C-2